Immediate Release

Media Contact:
Michael Sitrick
(US+) 1-310-788-2850 or mike_sitrick@sitrick.com

Analyst Contact:
Nate Franke, Chief Financial Officer
(US+) 1-714-430-6500 or nate.franke@resources-us.com

Resources Connection, Inc. Reports Second Quarter Results for Fiscal 2010

•	Company grows sequentially
•	Gross margins steady
•	Closes Sitrick Brincko acquisition at end of quarter

IRVINE, Calif., January 6, 2010 – Resources Connection, Inc. (NASDAQ: RECN), a multinational professional services firm that provides to clients – through its operating subsidiary, Resources Global Professionals (“Resources”) – accomplished professionals in accounting and finance, risk management and internal audit, corporate advisory and strategic communications, information management, human capital, supply chain management and legal services, today announced financial results for its fiscal second quarter ended November 28, 2009.

Total revenue for the second quarter of fiscal 2010 was $121.5 million, up 2.7% on a sequential quarter basis and down 36.1% from the fiscal 2009 second quarter. Revenues in the U.S. were down 0.7% sequentially and 35.0% quarter-over-quarter while international revenues increased 12.5% sequentially and declined 39.0% quarter over quarter (up 7.9% sequentially but down 42.6% quarter-over-quarter on a constant dollar basis).

“It is gratifying to see sequential improvement in our quarterly revenue.  Of particular note is that our weekly revenue experienced the week before Thanksgiving represents an increase of 17.6% from our ‘non-holiday’ 52 week low of $8.5 million experienced last August,” said Tony Cherbak, chief operating officer of Resources.

Gross margin was 38.1% in the second quarter of fiscal 2010, relatively consistent with the first quarter of fiscal 2010 and down 90 basis points from 39.0% in the comparable period of fiscal 2009.  Selling, general and administrative expenses for the second quarter of fiscal 2010 were $44.2 million and includes approximately $600,000 of charges related to the acquisition of Sitrick Brincko Group.

The Company’s pre-tax loss for the second quarter was $331,000. The Company’s provision for income taxes during the second quarter was $1.6 million.  For the six months ended November 28, 2009, the pre-tax loss was $9.2 million and the tax benefit was $145,000.

The Company’s net loss determined in accordance with generally accepted accounting principles (“GAAP”) for the second quarter ended November 28, 2009, was $1.9 million, or $0.04 per diluted share.  This compares with GAAP net income for the second quarter ended November 29, 2008, of $9.5 million, or $0.21 per diluted share.

The Company’s net loss determined in accordance with generally accepted accounting principles (“GAAP”) for the first six months ended November 28, 2009, was $9.1 million, or $0.20 per diluted share.  This compares with GAAP net income for the first six months ended November 29, 2008, of $22.0 million, or $0.48 per diluted share.

Cash flow from (used in) operations, which excludes certain non-cash expenses which are included in the statement of operations was $5.1 million for the second quarter and $(5.5) million for the six months ended November 28, 2009.

“We continue to be encouraged by the improving trends we see in our business,” said Don Murray, CEO of Resources. “We are also excited about our acquisition of Sitrick And Company, and Brincko Associates, which closed late in the quarter and should provide opportunities to serve clients in new ways.”

ABOUT RESOURCES GLOBAL PROFESSIONALS

Resources Global Professionals, the operating subsidiary of Resources Connection, Inc. (NASDAQ: RECN), is a multinational professional services firm that helps business leaders execute internal initiatives. Partnering with business leaders, we drive internal change across all parts of a global enterprise – finance and accounting, information management, internal audit, corporate advisory and strategic communications, human capital, legal services and supply chain management.

Resources Global was founded in 1996 within a Big Four accounting firm. Today, we are a publicly traded company with over 2,700 professionals, from more than 80 practice offices, annually serving 2,100 clients around the world.

Headquartered in Irvine, California, Resources Global has served 84 of the Fortune 100 companies.

The Company is listed on the NASDAQ Global Select Market, the exchange’s highest tier by listing standards. More information about Resources Global is available at http://www.resourcesglobal.com.

Resources will hold a conference call for interested analysts and investors at 5:00 p.m., ET today, January 6, 2010.  This conference call will be available for listening via a webcast on the Company’s website: http://www.resourcesglobal.com.

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements may be identified by words such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology.  In this press release, such statements include that trends are improving in the business and that the acquisition should provide opportunities to serve clients in new ways. Such statements and all phases of Resources Connection’s operations are subject to known and unknown risks, uncertainties and other factors, including seasonality, overall economic conditions and other factors and uncertainties as are identified in our most recent Annual Report on Form 10-K and our other public filings made with the Securities and Exchange Commission (File No. 0-32113).  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Resources Connection’s, and its industry’s, actual results, levels of activity, performance or achievements may be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  The Company undertakes no obligation to update the forward-looking statements in this press release.

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RESOURCES CONNECTION, INC.
INCOME STATEMENT
(in thousands, except per share amounts)

	Quarter Ended		Six Months Ended
	November 28, 2009	November 29, 2008	November 28, 2009	November 29, 2008
	(unaudited)		(unaudited)
Revenue	$121,526	$190,233	$239,789	$397,538
Direct costs of services	75,172	116,122	148,296	242,588
Gross profit	46,354	74,111	91,493	154,950
Selling, general and administrative expenses (1)	44,243	54,380	95,880	110,893
Operating (loss) income before amortization and depreciation (1)	2,111	19,731	(4,387)	44,057
Amortization of intangible assets	438	275	831	657
Depreciation expense	2,171	2,263	4,371	4,603
Operating (loss) income (1)	(498)	17,193	(9,589)	38,797
Interest income	(167)	(380)	(346)	(896)
(Loss) income before provision for income taxes (1)	(331)	17,573	(9,243)	39,693
(Benefit) provision for income taxes (2)	1,581	8,097	(145)	17,725
Net (loss) income (1) (2)	$(1,912)	$9,476	$(9,098)	$21,968
Basic net (loss) income per share	$(0.04)	$0.21	$(0.20)	$0.49
Diluted net (loss) income per share	$(0.04)	$0.21	$(0.20)	$0.48
Basic shares	45,540	45,061	45,420	45,015
Diluted shares	45,540	45,859	45,420	45,945

RESOURCES CONNECTION, INC.
INCOME STATEMENT
(in thousands, except per share amounts)

EXPLANATORY NOTES

1.
Selling, general and administrative (“SG&A”) expenses for the six months ended November 28, 2009 includes $7,000 of expenses related to the resignation of two senior executives during the quarter, including the acceleration of recognition of compensation expense for employee stock option grants of $2,217.  SG&A expenses for the three months ended November 28, 2009 includes approximately $600,000 in costs related to the acquisition of Sitrick and Company, and Brincko Associates, which closed on November 20, 2009. In addition, SG&A expenses include $3,529 and $4,635 of expense for the three months ended November 28, 2009 and November 29, 2008, respectively, related to non-cash compensation expense for all other employee stock option grants and employee stock purchases.

2.
The Company’s effective tax rate was (477.0)% for the three months ended November 28, 2009 and a provision of 46.1% for the three months ended November 29, 2008.  For both fiscal periods, the accounting treatment under generally accepted accounting principles for the cost associated with incentive stock options and shares purchased through the Employee Stock Purchase Plan has caused volatility in the Company’s effective tax rate.  In addition, during the second quarter of fiscal 2010, the Company was unable to benefit or had limitations on the benefit of tax losses in certain foreign jurisdictions.

RESOURCES CONNECTION, INC.
Reconciliation of Net Income to Adjusted EBITDA
(in thousands, except adjusted EBITDA margin)

	Quarter Ended		Six Months Ended
	November 28, 2009	November 29, 2008	November 28, 2009	November 29, 2008
	(unaudited)		(unaudited)
Consolidated EBITDA and Adjusted EBITDA
Net (loss) income	$(1,912)	$9,476	$(9,098)	$21,968
Adjustments:
Amortization of intangible assets	438	275	831	657
Depreciation expense	2,171	2,263	4,371	4,603
Interest income	(167)	(380)	(346)	(896)
(Benefit) provision for income taxes	1,581	8,097	(145)	17,725
EBITDA	2,111	19,731	(4,387)	44,057
Stock-based compensation expense	3,529	4,635	9,424	9,599
Adjusted EBITDA	$5,640	$24,366	$5,037	$53,656
Revenue	$121,526	$190,233	$239,789	$397,538
Adjusted EBITDA Margin	4.6%	12.8%	2.1%	13.5%

RESOURCES CONNECTION, INC.
Reconciliation of Net Income to Adjusted EBITDA
(in thousands, except adjusted EBITDA margin)

The Company utilizes certain financial measures and key performance indicators that are not defined by, or calculated in accordance, with GAAP to assess our financial and operating performance.  A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented.

Adjusted EBITDA, a non-GAAP financial measure, is calculated as net income (loss) before amortization of intangible assets, depreciation expense, interest income, income taxes and stock-based compensation expense.  Adjusted EBITDA Margin is calculated by dividing Revenue by Adjusted EBITDA.  We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful measures to our investors because they are financial measures used by management to assess the performance of our Company.  Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of financial performance or liquidity under GAAP and should not be considered in isolation or construed as substitutes for net income or other cash flow data prepared in accordance with GAAP for purposes of analyzing our profitability or liquidity.  These measures should be considered in addition to, and not as a substitute, or a superior measure to, net income, earnings per share, cash flows or other measures of financial performance prepared in accordance with GAAP.

RESOURCES CONNECTION, INC.
SELECTED BALANCE SHEET INFORMATION
(in thousands)

	November 28, 2009	May 30, 2009
	(unaudited)
Cash, cash equivalents and short-term investments	$135,743	$163,741
Accounts receivable, less allowances	$72,560	$68,157
Total assets	$481,373	$412,019
Current liabilities	$57,223	$68,451
Total stockholders’ equity	$362,734	$337,917